UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2009

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Bethesda Metro Center, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 215-8300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 18, 2009, CoStar Group, Inc. (“CoStar”) entered into an enterprise-wide agreement (the “Agreement”) with Cushman & Wakefield, Inc. (“Cushman”), the world’s largest privately held commercial real estate services firm, and its U.S. Affiliates renewing Cushman’s license for CoStar’s commercial real estate information services.

The Agreement has a potential term of 10 years, pursuant to which Cushman professionals will have access to CoStar’s comprehensive commercial real estate information for all U.S. markets licensed by Cushman and its partner firms through the Cushman & Wakefield Alliance.  The Agreement renews and expands CoStar’s current agreement with Cushman, as it includes additional service offerings and increases the number of licensed markets to which Cushman personnel will have access.

The Agreement has a potential value in excess of $37 million in revenue.  The agreement potentially covers 10 years, as Cushman has the option to renew before the end of the fourth year and an additional option to renew before the end of the seventh year, each upon written notice.  License fees payable under the Agreement will increase in the second through fourth years by 5% each year over the previous year’s amount and may change in the fifth through tenth years based on the Consumer Price Index.  The $37 million potential value amount assumes a relatively constant number of Cushman professionals will have access to CoStar’s services during a 10-year term and that there will be no annual Consumer Price Index increases during the renewal terms.  The fees payable by Cushman during the term of the Agreement are subject to a limited number of upward or downward adjustments if Cushman acquires or disposes of other entities, resulting in increases or decreases in the number of Cushman professionals that will have access to CoStar’s services.

CoStar and Cushman have agreed to mutual non-competition covenants that run through the term of the Agreement and continue for two years beyond the date of termination or nonrenewal of the Agreement.

In the U.K., Cushman will continue to access all of CoStar's information services available in the U.K. under separate license agreements.

The transaction is not expected to significantly affect CoStar’s 2009 revenue or earnings.  Revenue received from Cushman does not currently account for more than 5% of CoStar's revenue, and CoStar does not anticipate that the revenue under the Agreement will account for more than 5% of its revenue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date: February 20, 2009	/s/ Brian J. Radecki

Name: Brian J. Radecki
Title: Chief Financial Officer